As Filed with the Securities and Exchange Commission on March 15, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOLLAR FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2636866
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

1436 Lancaster Avenue
Berwyn, PA 19312-1288

(Address of Principal Executive Offices)

DOLLAR FINANCIAL CORP. 1999 STOCK INCENTIVE PLAN

DOLLAR FINANCIAL CORP. 2005 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Donald F. Gayhardt

President

Dollar Financial Corp.

1436 Lancaster Avenue
Berwyn, PA 19312-1288
(Name and Address of Agent for Service)

(610) 296-3400
(Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Barry M. Abelson

Steven J. Abrams

Pepper Hamilton LLP

3000 Two Logan Square

18th and Arch Streets

Philadelphia, PA 19103-2799

(215) 981-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock ($.001 par value)	781,440	(2)	$7.77	$6,071,788.80	$714.65
Common Stock ($.001 par value)	1,718,695	(4)	$12.48	$21,449,313.60	$2,524.58
TOTAL	2,500,135			$27,521,102.40	$3,239.23

(1)                                  Pursuant to Rule 416, there shall also be deemed covered hereby such additional shares as may result from anti-dilution adjustments which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)                                  Consists of shares of common stock purchasable upon exercise of options outstanding as of the date hereof to purchase common stock under the Dollar Financial Corp. 1999 Stock Incentive Plan (the “1999 Stock Incentive Plan”).  There will be no further grants under the 1999 Incentive Stock Plan.

(3)                                  Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933 (the “Securities Act”).  As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised.  As to the remaining shares, the price and fee are computed based upon $12.48, the average of the high and low prices for the common stock reported on the NASDAQ National Market on March 9, 2005.

(4)                                  Consists of 1,718,695 shares of common stock issuable under the Dollar Financial Corp. 2005 Equity Incentive Plan (the “2005 Stock Incentive Plan” and, together with the 1999 Stock Incentive Plan, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

Dollar Financial Corp. (the “Registrant”) will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated).  Requests should be directed to Dollar Financial Corp., 1436 Lancaster Avenue, Berwyn, Pennsylvania 19312-1288, Attention: William Athas, Vice President, Finance, telephone number (610) 296-3400.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)                                  The Registrant’s prospectus dated January 27, 2005 filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(b)                                 The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2004 and December 31, 2004.

(c)                                  The Registrant’s Current Reports on Form 8-K filed with the Commission on February 1, 2005, February 4, 2005, February 9, 2005, March 3, 2005 (Items 3.01 and 5.02) and March 11, 2005.

(d)                                 The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 26, 2004, and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Common Stock.

All documents filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against expenses, including attorney’s fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been officers, directors, employees or agents, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director other than (i) for breaches of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the DGCL, Article IX of the Registrant’s amended and restated bylaws provides that the Registrant shall indemnify each person whom is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer or trustee of another corporation or partnership, joint venture, trust or other enterprise (the “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, to the fullest extent authorized by the DGCL; provided, however, that the Registrant shall only indemnify an Indemnitee in connection with a proceeding initiated by such Indemnitee, if the Board of Directors of the Registrant authorized such proceeding or the Indemnitee’s right to bring such proceeding is enumerated in Article IX, Section 3 of the Registrant’s amended and restated bylaws.

The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.  The Registrant has entered into indemnification agreements with each of its directors and certain of its officers.  The indemnification agreements require the Registrant, among other things, to (1) maintain in full force and effect directors’ and officers’ insurance in reasonable amounts from established and reputable insurers, (2) indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors, and (3) advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions.

The Second Amended and Restated Stockholders Agreement, as amended, between the Registrant and certain investors provides for cross-indemnification in connection with registration of the Registrant’s common stock on behalf of such investors.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

5.1                                 Opinion and Consent of Pepper Hamilton LLP as to the validity of the securities being registered.

10.1                           Dollar Financial Corp. 1999 Stock Incentive Plan.

10.2                           Dollar Financial Corp. 2005 Stock Incentive Plan (Incorporated herein by reference to Exhibit 10.2 to Amendment No. 10 to the Registrant’s Registration Statement No. 333- 113570 on Form S-1, filed with the Commission on January 27, 2005).

23.1                           Consent of Ernst & Young LLP.

23.2                           Consent of Pepper Hamilton LLP (See Exhibit 5.1 hereto).

24.1                           Powers of Attorney (contained on signature page hereto)

Item 9.  Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania, on March 14, 2005.

Dollar Financial Corp.

By:	/s/ Donald F. Gayhardt
Donald F. Gayhardt
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby constitutes and appoints Donald F. Gayhardt and Cyril Means his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

	Chairman of the Board of Directors and Chief Executive Officer	March 14, 2005
/s/ Jeffrey Weiss	(Principal Executive Officer)
Jeffrey Weiss

/s/ Donald F. Gayhardt	President and Director (Principal Financial and Accounting Officer)	March 14, 2005
Donald F. Gayhardt

/s/ Jonathan Sokoloff	Director	March 14, 2005
Jonathan Sokoloff

/s/ Jonathan Seiffer	Director	March 14, 2005
Jonathan Seiffer

/s/ Michael Solomon	Director	March 14, 2005
Michael Solomon

/s/ David Golub	Director	March 14, 2005
David Golub

/s/ David Jessick	Director	March 14, 2005
David Jessick

EXHIBIT INDEX

Exhibits

5.1                                 Opinion and Consent of Pepper Hamilton LLP as to the validity of the securities being registered.

10.1                         Dollar Financial Corp. 1999 Stock Incentive Plan.

23.1                         Consent of Ernst & Young LLP.

23.2                         Consent of Pepper Hamilton LLP (See Exhibit 5.1 hereto).

24.1                         Powers of Attorney (contained on signature page hereto).